Exhibit 99.2

           BRIGHAM EXPLORATION ANNOUNCES FY 2005 CAPITAL SPENDING PLAN

     AUSTIN, Texas, March 2 /PRNewswire-FirstCall/ -- Brigham Exploration Company (Nasdaq: BEXP) announced today the approval by its board of directors of a capital expenditure plan for 2005. Brigham plans to spend approximately $90.2 million on capital expenditures, an increase of approximately 4% relative to 2004.

     FY 2005 CAPITAL SPENDING PLAN

     We currently plan to spud 37 new wells in 2005 with an average working interest of 55%. Our total capital budget for 2005 represents an approximate increase of 4% over the amount we spent in 2004. Approximately 78% or $70.3 million of the 2005 capital budget will fund drilling expenditures, representing a 3% increase over 2004 drilling expenditures. Of the budgeted 2005 drilling expenditures, approximately 49% are allocated to drilling exploration wells and 51% is allocated to development drilling activities. In 2004 we spent approximately 30% of our total drilling expenditures on exploration wells and 70% on development drilling activities. Additionally, we estimate that during 2005 we will spend approximately $26.5 million in drilling expenditures to develop our proved undeveloped reserves at December 31, 2004, compared to approximately $34.7 spent in 2004. Our budgeted capital expenditure program for 2005 is as follows:

                                                           (In Thousands)
                                                           -------------
Drilling                                                   $      70,308
Net land and G&G                                                  13,065
Capitalized interest and G&A                                       6,184
Other non-oil & gas                                                  615
    Total                                                  $      90,172

     The amount and allocation of actual capital expenditures will depend upon a number of factors, including the impact of oil and gas prices, variances in drilling and service costs, the timing of our drilling wells and variances in forecasted production.

     ONSHORE GULF COAST

     We currently plan to spend approximately $43.8 million, or 63% of our total budgeted drilling expenditures for 2005 in our onshore Gulf Coast province. This drilling capital will be allocated to the drilling of 17 wells with an average working interest of 65%, to the drilling and completion of wells that were drilling at December 31, 2004 and other various development activities.

     Approximately 61% of the drilling capital budgeted for our onshore Texas Gulf Coast province is allocated to various development activities which includes the drilling of 10 (average net working interest of 65%) development wells. This capital is focused primarily on developing our Home Run and Triple Crown Vicksburg field discoveries, as well as the recent Appling Deep Frio field discovery.

     The remaining 39% of our drilling capital budgeted to our onshore Texas Gulf Coast province will be allocated to the drilling of seven (average net working interest of 64%) exploration wells in our onshore Gulf Coast province. For 2005, six of the eight higher potential and higher risk exploration tests that we plan to drill are located in our onshore Gulf Coast province. We will retain an average working interest of 67% in these tests, two of which are currently drilling.

     We also plan to spend approximately $9 million on land and seismic activities in our onshore Texas Gulf Coast province during 2005.

     ANADARKO BASIN

     We currently plan to spend approximately $23.5 million, or 33% of our total budgeted drilling expenditures for 2005 in our Anadarko Basin province. This drilling capital will be allocated to the drilling of 17 wells with an average working interest of 40%, to the drilling and completion of wells that were drilling at December 31, 2004 and other various development activities.

     Approximately 37% of the drilling capital budgeted for our Anadarko Basin province is allocated to various development activities which includes the drilling of 10 (37% net working interest) development wells. Our development drilling activities will include the drilling of six Granite Wash wells in Hemphill County Texas. We will operate four of these wells with an average working interest of 52% and will participate in the drilling of the other two Granite Wash wells with an average working interest of 3.2%. We also plan to drill three Springer Bar wells with an average working interest of 24% and one Springer Channel well with a working interest of 80%.

     The remaining 63% of our drilling capital budgeted for our Anadarko Basin province will be allocated to the drilling of six (average net working interest of 53%) exploration wells and the continued drilling and completion of a high potential exploration well that was drilling at December 31, 2004. Two of these wells, one new well and one well that was drilling at December 31, 2004, are among the eight higher potential and higher risk exploration tests referred to above. The first of these two higher potential tests is the Mills Ranch #2-98, which commenced drilling in 2004 and was drilling at December 31, 2004. We own a 100% working interest in the Mills Ranch #2-98, which is targeting the Arbuckle formation and various other shallower formations. The second high reserve potential test currently planned for 2005 is the Mountain Front #1. We will operate the Mountain Front #1 with a 100% working interest. The Mountain Front #1 is a reentry of an existing well, which will be directionally drilled to the Hunton and Arbuckle formations. The remaining five new exploration wells that we plan to drill in our Anadarko Basin province in 2005 will be Springer Channel wells where we will retain an average working interest of 43%.

     We also plan to spend approximately $3.5 million on land and seismic activities in our Anadarko Basin province during 2005.

     WEST TEXAS

     We currently plan to spend approximately $3 million, or 4% of our 2005 budgeted drilling expenditures in our West Texas province. This drilling capital will be allocated to the drilling of three exploration wells with an average working interest of 82% and to various development activities.

     We also plan to spend approximately $600,000 on land and seismic activities in our West Texas province during 2005.

     Bud Brigham, the Chairman and CEO stated, "In 2004 we were very intently focused on our development drilling, with approximately 70% of our capital going to development drilling. In addition, just over 50% of our drilling capital was invested in drilling proved undeveloped locations. In 2005, we will continue to aggressively drill in our deep developmental inventory, with just over 50% of our capital directed towards development drilling. However, we believe our 2005 program provides better balance between development and exploration. Importantly, 38% of our drilling capital is directed to proved undeveloped locations, thus 62% is directed towards the discovery of new reserves. Further, in 2005 relative to 2004, we are much more focused on our high potential exploration program, which has historically generated our field discoveries and subsequent surges in production and reserves. This year, approximately 37% of our drilling capital will go to the drilling of eight high potential wells, exposing us to an unrisked reserve potential of approximately 376 Bcfe."

     About Brigham Exploration

     Brigham Exploration Company is a leading independent exploration and production company that applies 3-D seismic imaging and other advanced technologies to systematically explore and develop onshore domestic natural gas and oil provinces. For more information about Brigham Exploration, please visit our website at http://www.bexp3d.com or contact Investor Relations at 512-427-3444.

     Forward Looking Statement Disclosure

     Except for the historical information contained herein, the matters discussed in this news release are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based upon current expectations. Important factors that could cause actual results to differ materially from those in the forward looking statements include risks inherent in exploratory drilling activities, the timing and extent of changes in commodity prices, unforeseen engineering and mechanical or technological difficulties in drilling wells, availability of drilling rigs, land issues, federal and state regulatory developments and other risks more fully described in the company's filings with the Securities and Exchange Commission. All forward looking statements contained in this release, including any forecasts and estimates, are based on management's outlook only as of the date of this release, and we undertake no obligation to update or revise these forward looking statements, whether as a result of subsequent developments or otherwise.

     Contact: John Turner, Manager of Finance & Investor Relations
              (512) 427-3300

SOURCE  Brigham Exploration Company
    -0-                             03/02/2005
     /CONTACT: John Turner, Manager of Finance & Investor Relations of Brigham Exploration Company, +1-512-427-3300/

    /First Call Analyst: /
    /FCMN Contact: jturner@bexp3d.com /
    /Web site:  http://www.bexp3d.com/